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LABCORP ACQUIRES CLINICAL AMBULATORY LABORATORY BUSINESS OF FRANCISCAN MISSIONARIES OF OUR LADY HEALTH SYSTEM

LabCorp Expands Services in Louisiana and Mississippi Through Acquisition and Creation of a
Comprehensive Clinical Laboratory Relationship

BURLINGTON, N.C., Sept. 10, 2020 — LabCorp (NYSE: LH), a leading global life sciences company that is focused on advancing health and guiding patient care decisions, and Franciscan Missionaries of Our Lady Health System (FMOLHS), announced that they entered into a comprehensive laboratory services relationship that will expand services in Louisiana and Mississippi. LabCorp has acquired FMOLHS’ clinical ambulatory laboratory business and select assets and will provide reference testing for all FMOLHS facilities and clinics.

“LabCorp is excited to expand our geographic presence and to provide world-class laboratory services to clinicians and patients across Louisiana and in Mississippi,” said Chris Bosler, senior vice president for LabCorp Diagnostics’ Southeast Division. “We deeply appreciate FMOLHS’ long-standing, 100-year history of providing high-quality care to patients in the communities it serves, and we look forward to building a deep and strong collaboration with FMOLHS, especially at this time when laboratory testing is more important than ever.”

“We are pleased to partner with LabCorp to continue to provide superior laboratory services, further developing the strong clinical foundation our health system has built,” said Richard R. Vath, M.D., chief executive officer, FMOLHS. “We are always evaluating how to deliver the best and safest care to the communities we serve and after a thorough analysis we know this relationship with LabCorp will mean greater convenience, expanded services and reduced costs. LabCorp is clearly committed to meeting the laboratory testing needs of our hospitals, clinicians, and most importantly, patients.”

FMOLHS is one of the largest health systems in Louisiana, with hospitals, clinics and physicians located throughout Louisiana and in Mississippi. Almost half of Louisiana’s citizens receive care at FMOLHS facilities. Headquartered in Baton Rouge, Louisiana, FMOLHS serves patients through a network of hospitals, clinics, physicians, and post-acute services, supported by integrated information systems. LabCorp, already well-established throughout the southeastern U.S. and in Louisiana, will serve a broader range of communities in the region through these transactions.

LabCorp will provide specialty reference testing services for FMOLHS, in addition to providing ambulatory laboratory services to the clients and patients who were previously served by FMOLHS. Other terms of the transactions were not disclosed.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostics solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported revenue of more than $11.5 billion in 2019.

To learn more about LabCorp, visit www.LabCorp.com, and to learn more about LabCorp's drug development business, Covance, visit www.Covance.com.

About Franciscan Missionaries of Our Lady Health System
The Franciscan Missionaries of Our Lady Health System is one of the largest healthcare systems based in Louisiana and is the leading healthcare provider for more than half the state’s population. The health system is a non-profit, Catholic organization sponsored by the Franciscan Missionaries of Our Lady. Headquartered in Baton Rouge, Louisiana, the ministry serves patients in Louisiana and Mississippi through a network of hospitals, clinics, physicians, post-acute services and integrated systems. The system’s eight hospitals include St. Francis Medical Center in Monroe, Our Lady of the Lake Regional Medical Center in Baton Rouge and Gonzales, Our Lady of the Lake Children’s Hospital, Our Lady of Lourdes Regional Medical Center and Women's & Children's in Lafayette, Our Lady of the Angels in Bogalusa and St. Dominic Hospital in Jackson. For more information, visit www.fmolhs.org.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws with respect to the transaction between LabCorp and FMOLHS, including statements regarding the benefits of the transaction and the services and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “forecast,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results could differ materially from those suggested by the forward-looking statements in this press release, due to factors including but not limited to: the successful integration of FMOLHS’ clinical ambulatory laboratory business into LabCorp; adverse reactions to the integration by customers, suppliers or strategic partners; dependence on key personnel and customers; reliance on proprietary technology; management of growth and organizational change; and competitive actions in the marketplace. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of LabCorp described in the RISK FACTORS section of LabCorp’s Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q, and in LabCorp’s other filings with the SEC. The information in this press release should be read in conjunction with a review of LabCorp’s SEC filings including the information under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS in LabCorp’s most recent Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and LabCorp assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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